                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 SPACEDEV, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          COLORADO                                                84-1374613
(STATE OF OTHER JURISDICTION OF                                 (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

13855 STOWE DRIVE, POWAY, CALIFORNIA                                    92064
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)

                                   PLAN NAMES:
                            STOCK OPTION PLAN OF 1999
                      EMPLOYEE STOCK PURCHASE PLAN OF 1999


    CHARLES H. LLOYD                                  WITH COPIES TO:
CHIEF FINANCIAL OFFICER                             GRETCHEN COWEN, ESQ.
     SPACEDEV, INC.                                 POPOV & MCCULLOGH, LLP
   13855 STOWE DRIVE                        4180 LA JOLLA VILLAGE DR., SUITE 315
    POWAY, CA 92064                              LA JOLLA, CALIFORNIA 92037
    (858) 375-2030                                     (858) 457-2900

 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE
                                                     Proposed maximum        Proposed maximum
Title of securities to be      Amount to be         offering price per      aggregate offering     Amount of registration
        registered             registered(1)             share(2)                  price                    fee
Stock Options and           5,184,698 Shares(1)             (2)                $6,224,676.40             $1,643.32
Common Stock (par
value $.0001)
-----------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined according to the following offering price information: under the Stock Option Plan of 1999
     (i) 450,000 common shares are subject to outstanding options with an exercise price of $1.34 per share, (ii) 250,000 common shares are subject to outstanding options with an exercise price of $1.44 per share, (iii) 250,000 common shares are subject to outstanding options with an exercise price of $1.25 per share, (iv) 250,000 common shares are subject to outstanding options with an exercise price of $1.23 per share, (v) 2,222 common shares are subject to outstanding options with an exercise price of $2.25 per shares, (vi) 4,425 common shares are subject to outstanding options with an exercise price of $1.13 per share, (vii) 400,000 common shares are subject to outstanding options with an exercise price of $1.28 per share, (viii) 1,000 common shares are subject to outstanding options with an exercise price of $1.3438 per share, (ix) 25,000 common shares are subject to outstanding options with an exercise price of $1.0312 per share,
     (x) 10,500 common shares are subject to outstanding options with an exercise price of $1.125 per share, and (xi) the remaining 3,541,551 common shares are reserved for issuance upon exercise of options to be granted in the future under the combined Stock Option Plan of 1999 and Employee Stock Purchase Plan of 1999 (the "Plans"). Pursuant to Rule 457(h), for all shares of common stock being registered hereunder with an exercise price which cannot be presently determined (3,541,551 shares of common stock under the Plans), the Proposed Maximum Offering Price is $1.15 per share of common stock, which is based on the average of the high and low prices for the Company's common stock as reported on the Nasdaq Over-The-Counter Bulletin Board on September 28, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

         Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in each of the following employee benefit plans of SpaceDev, Inc. (the "Company"):

                         - Stock Option Plan of 1999, as amended
                         - Employee Stock Purchase Plan of 1999

         These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Upon the written or oral request by a participant in any of the employee benefit plans listed in Item 1 of this Part I, the Company will provide any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference into this Section 10(a) prospectus), any documents required to be delivered to participants pursuant to Rule 428(b) and other additional information about such plans. All of such documents and information will be available without charge. Any and all such requests should be directed to the Company at 13855 Stowe Drive, Poway, California 92064, telephone number (858) 375-2025, attention Corporate Secretary.

                                EXPLANATORY NOTE

         Included on the immediately following pages is a "reoffer prospectus." The selling stockholder can use this document in connection with the reoffer and resale of restricted securities.

                               REOFFER PROSPECTUS

      4,184,698 Shares of Common Stock under the Stock Option Plan of 1999

 1,000,000 Shares of Common Stock under the Employee Stock Purchase Plan of 1999


                                 SPACEDEV, INC.

         The shares of common stock, $.0001 par value (the "Common Stock"), of SpaceDev, Inc. (the "Company" or "we") covered by this Reoffer Prospectus may be offered and sold to the public by stockholders of the Company (the "Selling Stockholders"), some of whom may be deemed to be "affiliates" (as that term is defined in Rule 405 of the General Rules and Regulations of the Securities Act of 1933, as amended (the "Securities Act")) of the Company. The Selling Stockholders acquired or will acquire the Shares through their exercise of stock options granted to them under the Company's Stock Option Plan of 1999 (the "Option Plan"), and Employee Stock Purchase Plan of 1999 (the "Purchase Plan").

         All or a portion of the Shares may be offered for sale, from time to time, on the Nasdaq OTC Bulletin Board or otherwise, at prices and terms then obtainable, subject to certain limitations. However, any Shares covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 instead of pursuant to this Reoffer Prospectus. See "Plan of Distribution."

         We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders, but we will receive funds in connection with the exercise of stock options relating to such Shares, which funds will be used by the Company for working capital. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions, discounts and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

         Our Common Stock is listed on the Nasdaq OTC Bulletin Board under the symbol "SPDV." The closing bid and ask prices of our Common Stock on the Nasdaq OTC Bulletin Board on June 26, 2000 were $1.00 and $1.31, respectively.

         See "Risk Factors" beginning on page 3 for information that should be carefully considered by prospective investors.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




           The date of this Reoffer Prospectus is September 28, 2000.

                                TABLE OF CONTENTS


AVAILABLE INFORMATION......................................................1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................1

PROSPECTUS SUMMARY.........................................................2
         The Company.......................................................2
         The Offering......................................................3
         Risk Factors......................................................3

RISK FACTORS...............................................................3
         Risks Related to Our Business.....................................3
         Risks Related to Share Ownership..................................8
         Market and Currency Risks.........................................9

FORWARD-LOOKING STATEMENTS................................................10

USE OF PROCEEDS...........................................................10

SELLING STOCKHOLDERS......................................................11

PLAN OF DISTRIBUTION......................................................12

INDEMNIFICATION OF DIRECTORS AND OFFICERS.................................13

LEGAL MATTERS.............................................................13

EXPERTS...................................................................13

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices. Copies of such materials can also be obtained by mail from the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-(800)SEC-0330. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. See "Incorporation of Certain Documents by Reference."

         The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act with respect to the shares of Common Stock offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all the information set forth in or annexed as exhibits to the Registration Statement. For further information with respect to the Company and the Shares of Common Stock offered by this Reoffer Prospectus, reference is made to the Registration Statement and to the financial statements, schedules and exhibits filed as part thereof or incorporated by reference herein. Copies of the Registration Statement, together with such financial statements, schedules and exhibits, may be obtained from the public reference facilities of the Commission at the addresses listed above, upon payment of the charges prescribed therefor by the Commission. Statements contained in this Reoffer Prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other documents, each such statement being qualified in its entirety by such reference. Copies of such contracts or other documents, to the extent that they are exhibits to this Registration Statement, may be obtained from the public reference facilities of the Commission, upon the payment of the charges prescribed therefor by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference, except as superseded or modified herein:

         1. The Company's Registration Statement on Form 10-SB (File No. 000-28947), pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         2. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2000.

         3. The Company's Current Report on Form 8-K filed with the Commission on February 23, 2000.

         4. The Company's Current Report on Form 8-K filed with the Commission on March 31, 2000.

         5. The Company's Current Report on Form 8-K filed with the Commission on June 2, 2000.

         6. The Company's Definitive Proxy Statement dated June 20, 2000 relating to its annual shareholders' meeting of stockholders held on July 17, 2000.

         7. The Company's Current Report on Form 8-K filed with the Commission on July 5, 2000.

         8. The Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2000.

         9. The Company's Current Report on Form 8-K filed with the Commission on September 21, 2000.

         In addition, all documents filed by the Company pursuant to Sections13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Reoffer Prospectus and prior to the termination of the offering of the Shares of Common Stock shall be deemed to be incorporated in and made a part of this Reoffer Prospectus by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner of Shares of Common Stock, to whom this Reoffer Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to the Company, at 13855 Stowe Drive, Poway, California 92064, telephone number (858) 375-2025, attention Corporate Secretary.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this Reoffer Prospectus. This summary is not complete and may not contain all of the information that you should consider before purchasing our Common Stock. Certain statements made in this Reoffer Prospectus constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. See "Forward-Looking Statements."

THE COMPANY

         OUR BUSINESS OBJECTIVES

         The Company's overall vision is to establish itself as a space exploration and development company operating in "small space," with a concentration on small spacecraft, small space transportation systems and focused, low-cost mission solutions. Our approach is to provide small spacecraft
- approximately 250kg mass and less - and compatible small space transportation vehicles to a growing market of commercial and government customers. Our business is complemented through a wholly owned subsidiary, Integrated Space Systems, Inc. ("ISS"). We are also in the process of developing and testing hybrid space propulsion systems.

         Since inception of the Company, one of our specific objectives has been to be the first company to successfully define, implement and execute commercial, low-cost deep-space missions, i.e., missions to the Moon and beyond. Prior deep-space missions, both U.S. and foreign, have been predominantly government-defined and relatively expensive.

         One of our primary solutions to lowering the cost of small spacecraft missions is to use common commercial business practices, whenever possible, rather than the government-driven processes that dominate the space industry. In other words, it is our intention to follow commercial business practices by submitting fixed-priced bids, as opposed to government contractors who often submit bids on cost plus fixed fee or time and materials bases. Additionally, we seek to avoid "re-inventing the wheel" on each project and instead intend to rely on existing technologies used in new combinations. Use of existing technologies serves to reduce operational risk since they are proven and have flown in space before.

         OUR HISTORY

         The Company was organized under the laws of the State of Colorado on December 23, 1996 as Pegasus Development Group, Inc., and on October 22, 1997 was acquired by SpaceDev, LLC, a Nevada limited liability company, in a reverse acquisition, with the Company emerging as the surviving entity. The name was changed to SpaceDev, Inc. on December 17, 1997. The Company became a publicly traded company in August 1998 and is currently trading on the Over-The-Counter Bulletin Board exchange under the symbol "SPDV."

         Our principal executive offices are located at 13855 Stowe Drive, Poway, California 92064, and our telephone number is (858) 375-2000.

THE OFFERING

         The Selling Stockholders may offer and sell up to 793,147 Shares of our Common Stock under this Reoffer Prospectus. We will not receive any of the proceeds from the sale of these Shares, but we will receive funds in connection with the exercise of stock options relating to such Shares, which funds will be used by the Company for working capital. See "Use of Proceeds" and "Selling Stockholders."

RISK FACTORS

         Investing in our Common Stock involves significant risks. You should consider the information under the caption "Risk Factors" below in deciding whether to purchase the Shares of Common Stock offered under this Reoffer Prospectus.

                                  RISK FACTORS

         Purchasing the Shares of Common Stock offered by this Reoffer Prospectus involves a high degree of risk. Before purchasing our Common Stock, you should carefully consider the following risk factors and the other information contained elsewhere in this Reoffer Prospectus. In addition to historical information, the following discussion, including but not limited to risks as to the Company's ability to continue as a going concern and the expectation of financial performance, and other parts of this Reoffer Prospectus contain forward-looking information that involves risks and uncertainties. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, some of which are described in the following risk factors.

RISKS RELATED TO OUR BUSINESS

         GOING CONCERN UNCERTAINTY

         The Company's auditors have expressed a formal auditors' opinion that the Company's prior financial position raises "substantial doubt about its ability to continue as a going concern." The Company's opportunity to continue as a going concern depends upon our ability to consummate additional funding. This funding can come from a variety of sources, including public or private equity markets, state and federal grants and government and commercial customer program funding. However, there can be no assurance that we will be able to obtain such funding as needed. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the developing businesses, those historically encountered by us, and the competitive environment in which we will operate.

         EXPECTATION OF CONTINUED LOSSES

         The Company's business strategy requires significant capital expenditures. We will incur a substantial portion of these expenditures before we can generate significant revenue. Combined with operating expenses, these capital expenditures will result in a negative cash flow until the Company establishes an adequate revenue-generating customer base. We expect continued net losses from operations and do not expect the Company to generate net positive cash flow from operations sufficient to fund both operations and capital expenditures until the launch of its first commercial spacecraft, currently scheduled for the year 2002. There is no assurance that the Company will become operational on this timetable, or at all, or that the Company will achieve or sustain any positive cash flow or profitability thereafter.

         NO ASSURANCE OF SUCCESSFUL OR TIMELY DEVELOPMENT OF PRODUCTS

         Our deep space spacecraft is currently under various stages of development. We are also in the process of developing and testing hybrid rockets. Further development and testing will be required to prove additional performance capability beyond current tests and commercial viability. Additionally, the final cost of development cannot be determined until development is complete. The success, if any, will depend on the ability to timely complete our spacecraft within estimated cost parameters and efficiently deploy the product in a cost effective manner.

         UNCERTAINTY OF MARKETPLACE FOR THE COMPANY

         There can be no assurance that there will be a demand for the Company's products and services or that we will be successful in obtaining a sufficient market share to sustain the business of the Company or to achieve profitable operations. The Company's business plan is based on the assumption that significant revenues will be generated in connection with commercial space exploration. Because commercial space exploration is still a relatively new concept, it is difficult to accurately predict the ultimate size of the market. The Company has a limited prior operating history, and there can be no assurance that the Company will increase its revenues and become profitable. Additionally, if either the demand for the particular products produced or services rendered by the Company or if general economic conditions deteriorate significantly, the business of the Company could be impacted to a substantial degree resulting in lower profitability or losses as a direct result. Many of the Company's products and services are new and unproven, and the true level of consumer demand is uncertain. Lack of significant market acceptance of the Company's products and services, delays in such acceptance, or failure of markets to develop could negatively affect the Company's business, financial condition, and results of operations. Many of the factors which affect the Company and the business of the Company are dictated by the marketplace and are beyond our control.

         DEPENDENCE ON KEY PERSONNEL

         Our success is substantially dependent upon the efforts of certain members of our management team, including our chief executive officer, James W. Benson, our chief operating officer, Stanley W. Dubyn, and our chief financial officer, Charles H. Lloyd. Each of these individuals has substantial prior business experience and we have added other experienced key personnel to the Company's staff. The loss of any of these persons could have a material adverse effect on the Company if suitable replacements are not found. The Company's future success is likely to depend substantially on its continued ability to attract and retain highly qualified personnel. The competition for such personnel is intense, and our inability to attract and retain such personnel could have a material adverse effect on the Company. The Company does not have current key man life insurance on any of its key personnel. See "Management."

         TECHNOLOGICALLY ADVANCED PRODUCTS AND SERVICES

         Most of the products developed and manufactured by the Company are technologically advanced and sometimes novel systems that must function under demanding operating conditions. Even though we believe the Company employs sophisticated design, manufacturing, and testing practices, there can be no assurance that the Company's products will be successfully launched or operated or that they will be developed or will perform as intended. Like most organizations that have launch and satellite programs, the Company will likely experience some product and service failures, schedule delays, and other problems in connection with its launches in the future. The Company's products and services are and will continue to be subject to significant technological change and innovation. The Company's success will generally depend on its ability to penetrate and retain markets for its existing products and services and to continue to conceive, design, manufacture and market new products and services on a cost-effective and timely basis. We anticipate that the Company will incur significant expenses in the design and initial manufacture and marketing of new products and services. There can be no assurance that the Company will be able to achieve the technological advances necessary to remain competitive and profitable, that new products and services will be developed and manufactured on schedule and on a cost-effective basis, that anticipated markets will exist or develop for new products or services, or that its existing products and services will not become technologically obsolete.

         LAUNCH DELAYS OR FAILURE

         A launch failure would adversely affect the Company's cash flow since a large portion of customer payments is contingent upon a successful launch. Satellite launches are subject to significant risks, including causing disabling damage to or loss of a satellite. Delays in the launch could also adversely affect the Company's revenues as a customer may have timing requirements for milestone payments. Delays could be caused by a number of factors, including designing, constructing, integrating, or testing the satellite, satellite components, or related ground systems; delays in receiving the license necessary to operate the satellite systems; delays in obtaining the customer's payload; delays related to the launch vehicle; weather; and other events beyond the Company's control. Delays and the perception of potential delay could negatively affect the Company's marketing efforts. There is no assurance that the Company will be able to launch satellites on a timely basis and any delays in the launch could have a material adverse effect on the Company's financial position.

         COMPETITION

         The Company competes in markets that are new, intensely competitive and rapidly changing. We expect to experience increasing competition from potential competitors, many of which will have significantly greater financial, technical, marketing and other resources. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements than we can. Virtually all of the Company's products and services face significant competition from existing and potential competitors, many of whom are larger and have substantially greater resources than the Company. The Company's satellites and satellite subsystem products compete with products and services produced or provided by government entities and numerous private entities, including TRW Inc., Ball Aerospace and Technology Corporation, Lockheed-Martin, GM Hughes Electronics Corporation ("Hughes"), Orbital Sciences Corp., Spectrum Astro, Inc., Surrey Technologies and Matra Marconi.

         GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

         Our business activities are regulated by various agencies and departments of the U.S. government and, in certain circumstances, the governments of other countries. Several government agencies, including NASA and the U.S. Air Force, maintain Export Control Offices to ensure that any disclosure of scientific and technical information (STI) complies with the Export Administration Regulations and the International Traffic in Arms Regulations (ITAR). Exports of the Company's products, services, and technical information require either Technical Assistance Agreements (TAAs) or licenses from the U.S. Department of State depending on the level of technology being transferred. This includes recently published regulations restricting the ability of U.S. based companies to complete off-shore launches, or to export certain satellite components and technical data to any country outside the United States. The export of information with respect to ground-based sensors, detectors, high-speed computers, and national security and missile technology items are controlled by the Department of Commerce. The government is very strict with respect to compliance and has served notice that failure to comply with the ITAR and/or the Commerce Department regulations may subject guilty parties to fines of up to $1 million and/or up to 10 years imprisonment per violation. Failure to comply with any of the above mentioned regulations could have serious adverse effects as dictated by the rules associated with compliance to the ITAR regulations. Our conservative position is to consider any material beyond standard marketing material to be regulated by ITAR regulations.

         In addition to the standard local, state and national government regulations that all businesses must adhere to, the space industry has specific regulations. Command and telemetry frequency assignments for space missions are regulated internationally by the International Telecommunications Union (ITU)and in the U.S. by the Federal Communications Commission (FCC) and National Telecommunications Information Agency (NTIA). All launch vehicles that are launched from a launch site in the United States must pass certain launch range safety regulations that are administered by the U.S. Air Force. In addition, all commercial space launches that the company would perform require a license from DOT. Satellites that are launched must obtain approvals for command and frequency assignments. For international approvals, the FCC and NTIA obtain these approvals from the ITU. These regulations have been in place for a number of years to cover the large number of non-government commercial space missions that have been launched and put into orbit in the last 15 to 20 years. Any commercial deep space mission that the company would perform would be subject to these regulations. These regulations are well understood by the Company. At the present time, the Company is not aware of any additional or unique government regulations related to commercial deep space missions.

         The Company is required to obtain permits, licenses, and other authorizations under federal, state, local and foreign statutes, laws or regulations or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof. At the present time, we does not have a requirement to obtain any special environmental licenses or permits.

         The failure of the Company to comply with any of the above mentioned regulations could have serious adverse effects.

         INTELLECTUAL PROPERTY AND RISK OF THIRD-PARTY CLAIMS OF INFRINGEMENT

         The Company relies, in part, on patents, trade secrets and know-how to develop and maintain its competitive position and technological advantage. We intend to protect our intellectual property through a combination of license agreements, trademark, service mark, copyright, trade secret laws and other methods of restricting disclosure and transferring title. There is no guarantee that such applications will be granted. We have and intend to continue entering into confidentiality agreements with our employees, consultants and vendors; entering into license agreements with third parties; and generally seeking to control access to and distribution of our intellectual property.

         COMPONENTS AND RAW MATERIAL

         We purchase a significant percentage of our product components, including structural assemblies, electronic equipment, and computer chips, from third parties. We also occasionally obtain from the U.S. Government parts and equipment that are used in the production of our products or in the provision of our services. We have not experienced material difficulty in obtaining product components or necessary parts and equipment and believe that alternative sources of supply would be available, although increased costs and possible delays could be incurred in securing alternative sources of supply.

         INSURANCE MAY NOT COVER ALL RISKS

         The Company may find it difficult to insure certain risks involved in its operations. Insurance market conditions or factors outside the Company's control at the time the insurance is purchased could cause premiums to be significantly higher than current estimates. Additionally, the U.S. Department of State has recently published regulations which could significantly affect the ability of brokers and underwriters to place insurance for off-shore launches. These factors could cause other terms to be significantly less favorable than those currently available, may result in limits on amounts of coverage that the Company can obtain, or may prevent the Company from obtaining insurance at all. Furthermore, there is no assurance that proceeds from insurance that the Company is able to purchase will be sufficient to cover losses.

         RISKS ASSOCIATED WITH ACQUISITIONS

         The Company has historically made strategic acquisitions of businesses and routinely evaluates potential acquisition candidates that it believes would enhance its business. The Company has also historically pursued strategic alliances through joint ventures and routinely evaluates similar opportunities. Such transactions commonly involve certain risks including, among others, assimilating the acquired operations, technologies, and personnel and maintaining appropriate standards, controls, procedures, and policies, entering markets in which we have little or no direct prior experience, and potentially losing key employees of acquired organizations. There can be no assurance that we will be successful in overcoming these risks in connection with its recent acquisitions or any future transactions.

         RISKS ASSOCIATED WITH GROWTH

         Failure to manage growth could adversely affect the Company's condition. We may experience extended periods of very rapid growth. This growth could place a significant strain on our management, operating, financial and other resources. The Company's future performance will depend in part on its ability to manage growth effectively. We must develop management information systems, including operating, financial, and accounting systems and expand, train, and manage employees to keep pace with growth. Our inability to manage growth effectively could negatively affect results of operations and the ability to meet obligations as they come due.

RISKS RELATED TO SHARE OWNERSHIP

         LACK OF DIVIDENDS

         The Company has not paid dividends since its inception and does not anticipate issuing them in the foreseeable future. There can be no guarantee or assurance that dividends will be paid. In fact, our goal is to reinvest earnings in the Company in an effort to complete development of our products, and to increase sales and long-term profitability and value of the Company. In addition, bank lines of credit which the Company may establish in the future or other credit or borrowing arrangements may significantly impact our ability to pay dividends to our shareholders.

         SHAREHOLDER NON-PARTICIPATION

         All decisions with respect to the management of the Company will be made exclusively by the board of directors and officers of the Company. See "Management." Although most of these individuals have substantial business experience, there are no assurances that we will ultimately be successful. The shareholders do not have the right or power to take part in the management of the Company. Accordingly, no person should purchase unless he or she is willing to entrust all aspects of the management of the Company to the board of directors and officers.

         CONTROL BY FOUNDING SHAREHOLDER AND KEY STAFF

         The Company's founding shareholder has aggregate ownership interests of the Company's stock sufficient to achieve practical control of the Company. In view of the aggregate number of shares he owns, he will be able to exert substantial influence upon the business and affairs of the Company. Such concentration of ownership may also have the effect of delaying, deferring, or preventing a change in control of the Company.

         EFFECT OF EXERCISE OF OUTSTANDING WARRANTS AND OPTIONS.

         We are obligated to issue 108,236 shares of Common Stock if all of our outstanding warrants are exercised. In addition, as of the date of this Reoffer Prospectus, we have outstanding stock options to purchase an aggregate of 1,643,147 shares of Common Stock under the Plans. The total number of shares which could be issued upon the exercise of currently outstanding warrants and options represent approximately 16% of our issued and outstanding shares of Common Stock as of the date of this Reoffer Prospectus. Shares of Common Stock issued as a result of the exercise of stock options will have a dilutive effect, which could be substantial, on the currently and then outstanding shares of Common Stock.

MARKET RISKS

         MARKET VOLATILITY

         The market price of our Common Stock may be significantly affected by factors including announcement of funding, contract, and launch dates by the Company or its competitors; corporate partner affiliations; changes in the regulatory environment; technical performance of our products; market acceptance of our products and services; variations in our operating results; changes in reports of securities analysts; and publicity regarding the industry or the Company. In addition, the stock market in recent years has experienced broad price and volume fluctuations that often have been unrelated to the operating performance of particular companies, which may adversely affect the market price of the shares of Common Stock.

         RISK OF DELISTING

         Our Common Stock is quoted on the Nasdaq OTC Bulletin Board. Under the rules of the National Association of Securities Dealers, Inc., which monitors the OTCBB, we are required to maintain our status as a reporting company under the Securities Exchange Act of 1934. Failure to maintain those standards could result in our Common Stock being delisted from the OTCBB. Any delisting of our Common Stock may adversely affect your ability to dispose of, or to obtain quotations as to the market value of, our Common Stock. In addition, any delisting may cause our Common Stock to be subject to the "penny stock" regulations of the Commission. Under such regulations, broker-dealers would be required to, among other things, comply with disclosure and special suitability determinations prior to the sale of our Common Stock. If our Common Stock becomes subject to these regulations, the market price of our Common Stock and your ability to dispose of it could be adversely affected.

         EFFECT OF FUTURE SALES OF COMMON STOCK

         As of the date of this Reoffer Prospectus, we have 13,949,993 shares of Common Stock outstanding. Future sales of shares of Common Stock, or the perception that such sales are going to occur, could cause the market price of our Common Stock to drop significantly.

         In addition, as of the date of this Reoffer Prospectus, we had outstanding stock options and warrants to purchase an aggregate of 2,251,383 shares of Common Stock. Of such number, 2,143,147 represented shares of Common Stock issuable upon the exercise of outstanding stock options, which shares are being offered hereby, and 108,236 represented shares issuable upon the exercise of outstanding warrants. In addition, we have available for grant under the Stock Option Plan of 1999 and the Employee Stock Purchase Plan of 1999 options to purchase a total of 3,541,551 Shares of Common Stock, which options may be granted in the future from time to time to persons eligible to participate in such plans. These options are also being registered under the Company's Form S-8 registration statement.

         BLUE SKY REGISTRATION REQUIREMENTS

         We believe that this Reoffer Prospectus, which is part of our registration statement, may be used by the Selling Stockholders for the sale of the Shares offered hereby for a period of nine months after the date on the cover page hereof, provided that the information contained herein (including our financial statements) is not more than 16 months old from the date of such Reoffer Prospectus and we otherwise comply with applicable securities laws. We cannot assure you, however, that our registration statement will remain effective as we intend. The value of the Shares being offered by this Reoffer Prospectus could deteriorate if a current Reoffer Prospectus covering the Shares is not part of an effective registration statement, or if the Common Stock is not registered for sale or exempt from registration in the jurisdictions governing the sales made under this Reoffer Prospectus.

                           FORWARD-LOOKING STATEMENTS

         Certain statements contained in this Reoffer Prospectus, including, without limitation, statements containing the words "believes," "anticipates," "may," "intends," "expects" and words of similar import, constitute"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements (or industry results, performance or achievements) expressed or implied by such forward-looking statements to be substantially different from those predicted. Such factors might include, among others, the following:

         - general economic and business conditions, both nationally and in the regions in which we operate;
         -   competition;
         -   changes in business strategy or development plans;
         -   delays in the development or testing of our products;
         - technological, manufacturing, quality control or other problems which could delay the sale of our products;
         - our inability to obtain appropriate licenses from third parties, protect our trade secrets, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights;
         - our inability to obtain sufficient financing to continue operations; and
         -   changes in demand for products of our customers.

         Certain of these factors are discussed in more detail elsewhere in this Reoffer Prospectus, including, without limitation, under the caption "Risk Factors."

         We do not undertake any obligation to publicly update or revise any forward-looking statements contained in this Reoffer Prospectus or incorporated by reference, whether as a result of new information, future events or otherwise. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this Reoffer Prospectus might not transpire.

                                 USE OF PROCEEDS

         All of the Shares of Common Stock are being offered by the Selling Stockholders. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders, but we will receive funds in connection with the exercise of stock options relating to such Shares. The Company will use these funds for working capital.

                              SELLING STOCKHOLDERS

         The Shares offered under this Reoffer Prospectus are being registered for reoffers and resales by Selling Stockholders of the Company who have and may in the future acquire such Shares under the Plans and the Lloyd Options. The Selling Stockholders named in the following table may resell all, a portion, or none of such Shares. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

         Participants under the Plans who are deemed to be "affiliates" of the Company who acquire Shares of Common Stock under the Plans may be added to the Selling Stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act.

         The following table sets forth certain information concerning the Selling Stockholders as of the date of this Reoffer Prospectus, and as adjusted to reflect the sale by the Selling Stockholders of the Shares offered hereby, assuming all of the Shares offered hereby are sold:

                                                                             Percentage of Shares of Common
                                                                                Stock Beneficially Owned
                                    Number of    Number of Shares Upon
                                      Shares     Exercise of Options to
Name                                  Owned(1)      be Offered(2)(3)       Before Offering      After Offering
----                                  --------      ----------------       ---------------      --------------
Charles H. Lloyd(4)                                     1,200,000                8.6%                3.2%
Wesley T. Huntress(5)                  8,868                6,647                *                   *
Jeffery Janicik                                            25,000                *                   *
Simon Dawson                                                3,000                *                   *
Katie R. McNeil-Longacre                                    1,000                *                   *
Garnet Parker                                               1,000                *                   *
Jonathan Wolf                            200                2,000                *                   *
Terrance Yee                                                1,000                *                   *
William Clarke(6)                                             200                *                   *
Chris Grainger(6)                                           1,500                *                   *
Ann Marie Mora(6)                                             400                *                   *
Wendy C.Y Tse(6)                                              400                *                   *
Robert Davis(7)                                             1,000                *                   *
------------

* Represents less than 1%.

(1) Represents shares beneficially owned by the named individual, including shares that such person has the right to acquire within 60 days of the date of this Reoffer Prospectus. Unless otherwise noted, all persons referred to above have sole voting and sole investment power.
(2) Includes all outstanding options to purchase Shares of Common Stock granted to the named individuals under the Plans and the Lloyd Options, as the case may be, whether or not vested or exercisable within 60 days of the date of this Reoffer Prospectus. Also includes all Shares issued to such named individuals upon the exercise of options granted under the Plans and the Lloyd Options, as the case may be. All of such Shares are being registered hereunder. Does not include any shares that may be acquirable under future grants of options under the Plans.
(3) Does not constitute a commitment to sell any or all of the stated number of Shares of Common Stock. The number of Shares offered shall be determined from time to time by each Selling Stockholder at his sole discretion.
(4)      Mr. Lloyd is the Chief Financial Officer and a Director of the Company.
(5)      Mr. Huntress is a Director of the Company.
(6) Represents employees of the Company's wholly-owned subsidiary, Integrated Space Systems, Inc.
(7) Pursuant to his employment agreement with the Company, Mr. Davis is scheduled to receive additional options for 4,000 common shares over the course of his first two years of employment.

                              PLAN OF DISTRIBUTION

         The sale of the Shares by the Selling Stockholders may be effected in transactions on the Nasdaq OTC Bulletin Board, in negotiated transactions, or a combination of such methods of sale. The Shares may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In addition, the Shares of Common Stock covered by this Reoffer Prospectus may also be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this Reoffer Prospectus. Because the Company does not satisfy the requirements for use of Form S-3 under the Securities Act, the number of Shares to be sold by any Selling Stockholder (or any person with whom such Selling Stockholders is acting in concert for the purpose of selling securities of the Company) selling "control securities" or "restricted securities" (as such terms are defined under the Securities Act), whether pursuant to this Reoffer Prospectus or otherwise, may not exceed, during any three month period, the amount specified by Rule144(e) under the Securities Act.

         The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or through underwriters or broker-dealers who may act as agents or principals. Such underwriters or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters or broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular underwriter or broker-dealer may be in excess of customary compensation).

         We will not receive any of the proceeds from the sale of the Shares, but we will receive funds in connection with the exercise of stock options relating to such Shares. While all expenses of registration incurred in connection with this offering are being borne by the Company, all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

         Under the rules and regulations promulgated under the Exchange Act, subject to certain exceptions, any person engaged in a distribution of securities may not simultaneously engage in market making activities with respect to such securities for a period of one business day (if such securities have an average daily trading volume over a two month period of $100,000 and the public float value of the issuer's equity securities is $25 million or more) or five business days (in all other cases) prior to the day of the pricing of the securities that are the subject of the distribution. Trading in "actively traded securities" by persons other than the issuer (or selling stockholder) and affiliates is exempt from such restrictions. "Actively traded securities" are securities with an average daily trading volume of $1,000,000 issued by companies with a public float of at least $150 million. In addition, and without limiting the foregoing, the Selling Stockholders and any other person participating in such distribution will be subject to other applicable provisions of the Exchange Act, including without limitation, Rules 100 through 105 of Regulation M promulgated under the Exchange Act, which provisions may limit the timing of purchases and sales of any of the Shares of Common Stock by the Selling Stockholders and any other such person.

         There can be no assurance that any of the Selling Stockholders will sell any or all of the Shares of Common Stock offered by them hereunder.

         An investor may only purchase the Shares of Common Stock being offered hereby if such shares are qualified for sale or are exempt from registration under the applicable securities laws of the state in which such prospective purchaser resides. We have not registered or qualified the Common Stock under any state securities laws and, unless the sale of such Shares to a particular investor is exempt from registration or qualification under applicable state securities laws, the sale of such Shares to an investor may not be effected until such Shares have been registered or qualified with applicable state securities authorities.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation contain a provision which, in accordance with Colorado law, eliminates or limits the personal liability of directors and officers of the Company for monetary damages for certain breaches of their duty of care or other duty if he or she acted in good faith and in a manner they believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless otherwise determined by the court before which such action was brought. The Company believes this provision is essential to maintain and improve its ability to attract and retain competent directors. These indemnification provisions do not reduce the exposure of directors and officers to liability under federal and state securities laws, nor do they limit the shareholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director's or officer's duty to the Company or its shareholders, although such equitable remedies may not be an effective remedy incertain circumstances.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company is informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy and therefore unenforceable.

                                  LEGAL MATTERS

         The validity of the Shares of Common Stock offered hereby will be passed upon for the Company by Popov & McCullogh LLP, La Jolla, California.

                                     EXPERTS

         The financial statements incorporated by reference in this Prospectus have been audited by Nation Smith Hermes Diamond, Accountants and Consultants, APC, independent certified public accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by SpaceDev, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (A) The Company's registration statement on Form 10-SB (File No.000-28947) filed pursuant to Rule 12(g) under the Securities Exchange Act of 1934 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (B) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's document referred to in (a) above.

All reports and documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Popov & McCullogh, LLP, La Jolla, California. As of the date of this Prospectus, a member of Popov & McCullogh own 70,000 shares of the Company's restricted Common Stock.

Item 6.  Indemnification of Directors and Officers

         The Company's Articles of Incorporation contain a provision which, in accordance with Colorado law, eliminates or limits the personal liability of directors and officers of the Company for monetary damages for certain breaches of their duty of care or other duty if he or she acted in good faith and in a manner they believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless otherwise determined by the court before which such action was brought. The Company believes this provision is essential to maintain and improve its ability to attract and retain competent directors. These indemnification provisions do not reduce the exposure of directors and officers to liability under federal and state securities laws, nor do they limit the shareholders' ability to obtain injunctive relief or other equitable remedies for a violation of a director's or officer's duty to the Company or its shareholders, although such equitable remedies may not be an effective remedy incertain circumstances.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company is informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy and therefore unenforceable.

Item 7.  Exemption from Registration Claim

         The Company has granted options to purchase a total of 1,200,000 shares of common stock to its Chief Financial Officer, Charles H. Lloyd, pursuant to the terms of his employment agreement with the Company's wholly-owned subsidiary, Integrated Space Systems (ISS), pursuant to the exemption from registration provided in Rule 701 of the Securities Act of 1933. The exercise price for each of these options is the closing bid price of the Company's common stock on the date of grant. The shares underlying these options are included in this registration statement for the purpose of allowing Mr. Lloyd to sell the shares upon exercise of the options, subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934.

         The Company has granted options to purchase a total of 400,000 shares of common stock to its Chief Operating Officer, Stanley W. Dubyn, pursuant to the terms of his employment agreement with the Company under Rule 701 of the Securities Act of 1933. The exercise price for each of these options is the closing bid price of the Company's common stock on the date of grant. The shares underlying these options are included in this registration statement for the purpose of allowing Mr. Dubyn to sell the shares upon exercise of the options, subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934.

         The Company has granted options to purchase common stock to its outside director, Wesley T. Huntress pursuant to Rule 701 of the Securities Act of 1933 as follows: an option to purchase 2,222 shares of common stock at $2.25 per share was granted on September 20, 1999, and an option to purchase 4,425 shares of common stock at $1.13 per share was granted on January 1, 2000. These options were exercisable on the date of grant. All of these options were issued pursuant to the 1999 Stock Option Plan and are non-qualified stock options under Section 422 of the Internal Revenue Code. The exercise price of each of these options is the closing bid price of the Company's common stock on the date of grant.

         The Company has granted options to purchase an additional 36,500 of common stock to certain of its employees, under the Stock Option Plan of 1999, as bonus and /or incentive compensation. Each of these options was granted under Rule 701 at the average closing bid price for the five (5) days immediately preceding the date of grant.

Item 8.  Exhibits
-------  --------

No.      Exhibit

5.1      Opinion of Popov & McCullogh, LLP

23.1     Consent of Nation Smith Hermes Diamond Accountants & Consultants, APC

23.2     Consent of Popov & McCullogh, LLP.  Reference is made to Exhibit 5.1

99.1*    The Company's Stock Option Plan of 1999

99.2* Form of Incentive or Non-statutory Stock Option Grant Notice under the Stock Option Plan of 1999

99.3     First Amendment to 1999 Stock Option Plan

99.4*    The Company's Employee Stock Purchase Plan of 1999

* Documents incorporated by reference from the Company's Registration Statement on Form 10-SB, as amended (File No. 000-28947) filed with the Securities and Exchange Commission on April 28, 2000.

Item 9.  Undertakings

         1.   The undersigned registrant hereby undertakes:

         (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (I) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (II) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (III) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(I) and (a)(II) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Poway, State of California, on September 28, 2000.


                                    SpaceDev, Inc.


                                    By: /s/ James W. Benson
                                        ------------------------------------
                                    James W. Benson
                                    Chairman of the Board of Directors and Chief
                                    Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date
---------                                   -----                                       ----
/s/ James W. Benson                 Chairman of Board of                        September 28, 2000
-------------------------------     Directors and Chief Executive
James W. Benson                     Officer



/s/ Charles H. Lloyd                Chief Financial Officer and                 September 28, 2000
-------------------------------     Director
Charles H. Lloyd




/s/ Stanley W. Dubyn                Chief Operating Officer,                    September 28, 2000
-------------------------------     President and Director
Stanley W. Dubyn




/s/ Wesley T. Huntress              Director                                    September 28, 2000
-------------------------------
Wesley T. Huntress



/s/ Curt D. Blake                   Director                                    September 28, 2000
-------------------------------
Curt D. Blake


                                  EXHIBIT INDEX


Exh.     Description                                                        Page
----     -----------                                                        ----

5.1      Opinion of Popov & McCullogh, LLP....................................

23.1     Consent of Nation Smith Hermes Diamond Accountants & Consultants, APC

23.2     Consent of Popov & McCullogh, LLP
         Reference is made to Exhibit 5.1

99.1*    The Company's Stock Option Plan of 1999

99.2* Form of Incentive and Nonstatutory Stock Option Grant Notice under the Stock Option Plan of 1999

99.3     First Amendment to 1999 Stock Option Plan

99.4*    The Company's Employee Stock Purchase Plan of 1999

* Documents filed with the Company's Form 10-SB (File No. 000-28947).